CSFB04-AR01_G6 - Price/DM - VI-M-1

Balance	Contact Desk	Delay	0	Index	LIBOR 1MO | 1.1	WAC(6)	6.5507	WAM(6)	358
Coupon	1.75	Dated	1/29/2004	Mult / Margin	1 / 0.650	NET(6)	6.262385	WALA(6)	2
Settle	1/30/2004	First Payment	2/25/2004	Cap / Floor	11.00 / 0.00

*Pays 1 ML + 0.65% up to the 5.00% Call. Spread then 1ML + 1.15 after the Call.

Price	15 CPR – Call (Y)	20 CPR – Call (Y)	25 CPR – Call (Y)	28 CPR – Call (Y)	30 CPR – Call (Y)	32 CPR – Call (Y)	35 CPR – Call (Y)	40 CPR – Call (Y)	45 CPR – Call (Y)	50 CPR – Call (Y)	55 CPR – Call (Y)	60 CPR – Call (Y)

100-00	65.00	65.00	65.00	65.00	65.00	65.00	65.00	65.00	65.00	65.00	65.00	65.00

WAL	8.61	6.55	5.27	4.76	4.50	4.28	4.01	3.73	3.59	3.56	3.62	3.24
Mod Durn	7.943	6.162	5.030	4.569	4.327	4.128	3.888	3.626	3.492	3.473	3.523	3.163
Princi- pal Win- dow	Jan08 – Nov19	Feb07 – Apr16	Feb07 – Nov13	Feb07 – Sep12	Feb07 – Feb12	Mar07 – Jul11	Mar07 – Oct10	Mar07 – Oct09	Apr07 – Dec08	May07 – Apr08	May07 – Oct07	Apr07 – Apr07

LIBOR_ 1MO	1.10000	1.10000	1.10000	1.10000	1.10000	1.10000	1.10000	1.10000	1.10000	1.10000	1.10000	1.10000
LIBOR_ 6MO	1.17000	1.17000	1.17000	1.17000	1.17000	1.17000	1.17000	1.17000	1.17000	1.17000	1.17000	1.17000
LIBOR_ 1YR	1.37000	1.37000	1.37000	1.37000	1.37000	1.37000	1.37000	1.37000	1.37000	1.37000	1.37000	1.37000
CMT_ 1YR	1.22300	1.22300	1.22300	1.22300	1.22300	1.22300	1.22300	1.22300	1.22300	1.22300	1.22300	1.22300

The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse First Boston Corporation makes no representation that such analyses or calculations are accurate or that such valuations represent levels where actual trades may occur. Investors should rely on the information contained in or filed in connection with the prospectus / prospectus supplement.